UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021
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Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40654	47-2566423
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Suite 200
Philadelphia, Pennsylvania 19104
(Address of principal executive offices including zip code)

(267) 225-7416
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading	Name of exchange
	Symbol	on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021, Context Therapeutics Inc. (the “Company”) appointed Jennifer Minai-Azary as the Company’s Chief Financial Officer. A copy of the press release announcing the appointment of Ms. Minai-Azary is attached hereto as Exhibit 99.1.

Prior to joining the Company, Ms. Minai-Azary served in roles of increasing responsibility at Millendo Therapeutics, culminating in chief financial officer, where she led financial operations, including guiding the company’s merger with Tempest Therapeutics, a clinical-stage oncology company. Earlier in her career, Ms. Minai-Azary was director of technical accounting at Parexel and began her career in Ernst & Young’s audit practice. Ms. Minai-Azary, age 44, holds a Master of Accounting and a Bachelor of Business Administration from the University of Michigan and is a certified public accountant.

Employment Agreement

In connection with her hiring as the Company’s Chief Financial Officer, Ms. Minai-Azary entered into an employment agreement (the “Employment Agreement”) detailing the terms of her employment that will continue until either the Company or Ms. Minai-Azary terminate her employment with the Company. The Employment Agreement provides that Ms. Minai-Azary will:
•receive a base salary of $365,000 per year and is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 40% of her base salary (the “Target Bonus”), which target bonus shall be prorated on a per diem basis for 2021. Ms. Minai-Azary’s salary and target bonus will be reviewed periodically by the Company's Compensation Committee or Board of Directors.

•receive a non-qualified stock option grant to purchase up to 52,753 shares of the Company’s common stock at a per share purchase price equal to the last sale price of a share of the Company’s common stock on the Nasdaq Capital Market on November 1, 2021 (the date of grant). The non-qualified stock options were granted pursuant to the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan (the “Plan”) and will vest over three years, vesting in thirty-six equal monthly installments. The vesting of shares underlying the non-qualified stock option is subject to Ms. Minai-Azary’s continuous service with the Company through each such vesting date and is subject to potential vesting acceleration under certain circumstances.

•be eligible to participate in the Company's incentive plans and be eligible to participate in all of the Company's employee benefit plans available to the Company's executive employees, subject to the terms and conditions applicable to such plans.

•be entitled to receive the following severance benefits if Ms. Minai-Azary’s employment is terminated by the Company without "cause" or by Ms. Minai-Azary for "good reason" (each as defined in the Employment Agreement), subject to her execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Employment Agreement: (i) nine months of base salary continuation, (ii) up to twelve months of continued participation by Ms. Minai-Azary and her eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to her by the Company that are scheduled to vest within twelve months after such termination shall immediately vest; and; provided that if such termination of employment occurs within twelve months after a "change in control," (as defined in the Employment Agreement), then Ms. Minai-Azary shall be entitled to receive: (i) an amount equal to 100% of her annual base salary at the rate in effect on her date of termination, payable ratably over an twelve month period, (ii) an amount equal to 100% of her Target Bonus for the fiscal year in which the Termination Date (as defined in the Employment Agreement) occurs, payable ratably over a twelve month period, (iii) up to twelve months of continued participation by Ms. Minai-Azary and her eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iv) all of Ms. Minai-Azary’s then-outstanding equity awards granted to her by the Company will become immediately vested.

•be subject to restrictive covenants relating to non-disclosure of confidential information, assignment of inventions, non-competition that runs during the term of the Employment Agreement and for six months following Ms. Minai-Azary’s termination of employment for any reason, and non-solicitation of employees, customers and suppliers that runs during the term of the Employment Agreement and for the same period following Ms. Minai-Azary’s termination of employment for any reason.

For additional information regarding the Form of Stock Option Agreement (the “Stock Option Agreement”), please see the Form of Stock Option Agreement under the Context Therapeutics Inc. 2021 Incentive Award Plan filed as Exhibit 10.7 with the Form S-1 filed by the Company with the SEC on May 27, 2021 (the "S-1 Filing Date").

Officer Indemnification Arrangements

Ms. Minai-Azary and the Company also entered into an indemnification agreement (the "Indemnification Agreement"), which is addition to the indemnification, expense advancement and limitations of liability provided for in the Company's Certificate of Incorporation and Company Bylaws. The Indemnification Agreement provides Ms. Minai-Azary with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of her services as one of the Company's executive officers, or as a director or executive officer of any other company or enterprise to which she may provide services at the Company's request. For additional information regarding the Indemnification Agreement, please see the Form of Indemnification Agreement filed as Exhibit 10.10 with Amendment No.1 to the Form S-1 filed by the Company with the SEC on June 16, 2021 (the "S-1/A Filing Date").

The foregoing is a summary description of certain terms of the Employment Agreement, Stock Option Agreement, and Indemnification Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference, as well as by reference to each of the Stock Option Agreement, which Form of Stock Option Agreement under the Context Therapeutics Inc. 2021 Incentive Award Plan is filed as Exhibit 10.7 with the Form S-1 filed by the Company with the SEC on May 27, 2021, and the Indemnification Agreement as filed on the S-1/A Filing Date noted above, both incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

99.1    Press release, dated November 1, 2021, issued by Context Therapeutics Inc.

10.1    Employment Agreement, dated November 1, 2021, between Context Therapeutics Inc. and Jennifer Minai-Azary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2021	Context Therapeutics Inc.

By: /s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer